Exhibit 4.1

AMPLIPHI BIOSCIENCES CORPORATION

COMMON STOCK ISSUANCE AGREEMENT

This Common Stock Issuance Agreement (this “Agreement”) is made as of April 8, 2016, by and among AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each, a “Holder” and collectively, the “Holders”).

Recitals

Whereas, the Holders have delivered to the Company the Automatic Conversion Election attached hereto as Exhibit B, and as a result all shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred”) that were outstanding as of immediately prior to the delivery of the Automatic Conversion Election were automatically converted (the “Automatic Conversion”) into shares of Common Stock of the Company ( “Common Stock”) pursuant to Section 4.4.4(b)(ii) of the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”);

Whereas, as a result of the Automatic Conversion and pursuant to Section 4.4.4(d) of the Articles of Incorporation, each Holder is entitled to receive, to the extent permitted by law, a cash payment in an amount equal to all dividends accrued and unpaid on such Holder’s shares of Series B Preferred converted pursuant to the Automatic Conversion (each, a “Cash Payment” and collectively, the “Cash Payments”); and

Whereas, the Company and the Holders desire for the Company to issue Common Stock and provide certain other consideration to the Holders as set forth herein and, in exchange, the Holders desire to waive their respective rights to receive the Cash Payments and to agree to the waivers, covenants and other terms of this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders, severally and not jointly, hereby agree as follows:

1.          Waiver of Cash Dividends; Certain Accommodations Provided by Holders; Issuance of Common Stock; Amendment of Warrants.

(a)          Acknowledgement. Each Holder acknowledges that all shares of Series B Preferred previously held by such Holder have been converted pursuant to the Automatic Conversion and are no longer outstanding. Each Holder further acknowledges that all rights with respect to such shares of Series B Preferred terminated immediately upon the effectiveness of the Automatic Conversion Election (notwithstanding any failure of such Holder to surrender any certificate(s) evidencing such Series B Preferred), other than the right of such Holder to receive (i) the shares of Common Stock set forth opposite such Holder’s name on Annex 1 of the Automatic Conversion Election (the “Conversion Shares”) and (ii) to the extent permitted by law, a Cash Payment pursuant to Section 4.4.4(d) of the Articles of Incorporation. Each Holder hereby waives and releases the Company from any and all rights such Holder may have or may become entitled to in the future to claim or to receive any additional shares of Common Stock or other additional consideration in connection with the conversion of the Series B Preferred pursuant to the Automatic Conversion, and agrees that under no circumstances will the Company be liable to such Holder for any additional shares of Common Stock or other additional consideration in connection with such conversion of the Series B Preferred.

1.

(b)          Waiver of Cash Payments. Subject to the terms and conditions of this Agreement, each Holder hereby waives any and all rights such Holder has to receive the Cash Payment to which such Holder is otherwise entitled to receive pursuant to Section 4.4.4(d) of the Articles of Incorporation

(c)          Waiver of Registration Rights. Each Holder hereby waives any Notice Rights and Registration Rights (each as defined below) to which such Holder is entitled (i) in connection with the filing by the Company on or before December 31, 2016 of a registration statement on Form S-1 or Form S-3 relating to any proposed offer and sale by the Company of its securities, and any amendment to the same, and (ii) in connection with the first underwritten public offering of Common Stock by the Company that is consummated following the Closing Date (as defined below) and in which the aggregate gross proceeds to the Company are not less than $7,000,000 (the “Offering”), and the filing of any registration statement in connection therewith, and any amendment to the same. For the purposes of this Section 1(c), “Notice Rights” means any rights of the Holder to receive written notice from the Company pursuant to Section 7.3 of the Subscription Agreement (as defined below). For the purposes of this Section 1(c), “Registration Rights” means any rights of the Holder pursuant to Section 7.3 of the Subscription Agreement to include certain shares of Common Stock on certain registration statements under the Securities Act of 1933, as amended (the “Act”).

(d)          Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to each Holder the number of shares of Common Stock set forth opposite such Holder’s name on Exhibit A hereto (the “Shares”). For clarity, the Shares are not inclusive of the Conversion Shares.

(e)          Amendment to Warrants. Contingent and effective upon the Closing, each then outstanding warrant to purchase shares of Common Stock held by a Holder who is a party to this Agreement and issued pursuant to that certain Subscription Agreement, dated June 25, 2013, by and among the Company and the purchasers listed on Exhibit A thereto (the “Subscription Agreement”) shall be amended such that (i) the Purchase Price (as defined in such warrant) per share of Common Stock exercisable thereunder shall be changed to $4.05 (subject to future adjustment pursuant to the terms of such warrant) and (ii) the Expiration Date (as defined in such warrant) will be March 31, 2021.

2.

2.          Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement (the “Closing Date”), or at such other time and place as shall be agreed upon by the Company and each of the Holders. Promptly following the Closing, each Holder will surrender the certificate or certificates representing the shares of Series B Preferred, duly endorsed, to the office of the Company or its transfer agent (or, if such Holder notifies the Company that any such certificate has been lost, stolen or destroyed, such Holder agrees to execute an agreement to indemnify the Company from any loss incurred by it in connection with any such certificate). Thereafter, the Company will instruct its transfer agent to deliver to such Holder the Shares set forth opposite such Holder’s name on Exhibit A hereto either through electronic book entry credit or the issuance of a physical stock certificate as specified for such Holder pursuant to the Delivery Instructions on such Holder’s signature page to this Agreement. Notwithstanding anything to the contrary set forth herein, the issuance of the Shares pursuant to this Section 2 shall occur on the Closing Date (and, for purposes of clarity, to the extent the Closing Date occurs on the same date as the Automatic Conversion, the issuance of the Shares shall occur following the effectiveness of the Automatic Conversion).

3.          Right to Receive Additional Shares Upon Certain Dilutive Financings.

(a)          If, at any time or from time to time after the Closing Date and prior to the Price Protection Expiration Date (defined below), the Company sells and issues shares of its Common Stock or Preferred Stock to investors in an Equity Financing (as defined below) at a price per share that is less than the Conversion Price (as defined below) (a “Diluting Issuance”), then, in such event, unless the Holders of at least ninety-five percent (95%) of the then-outstanding Shares issued to the Holders at the Closing (the “Requisite Holders”) affirmatively elect in writing to waive the treatment of such Diluting Issuance as a Diluting Issuance within 10 business days after the Diluting Issuance, the Company shall issue to each Holder at a closing (each, an “Additional Closing”) within 15 business days after the date of such Diluting Issuance an additional number of shares of Common Stock (which shares will be deemed “Shares” for all purposes under this Agreement as of, and will be deemed issued upon, the date of such issuance) equal to the lesser of (i) (A) the product, rounded down to the nearest whole share, of (x) such Holder’s Price Protection Share Number (as defined below) multiplied by (y) a fraction, the numerator of which is the Conversion Price and the denominator of which is the Effective Price (as defined below) less (B) such Holder’s Price Protection Share Number and all additional Shares issued previously to such Holder pursuant to this Section 3 (for clarity, in the event the subtraction of any such previously issued shares would result in a negative number, then no shares will be issued in connection with such Diluting Issuance), and (ii) the product, rounded down to the nearest whole share, of (x) the applicable NYSE Maximum Number (as defined below) multiplied by (y) a fraction, the numerator of which is the number of Shares issued to such Holder at the Closing and the denominator of which is the aggregate number of Shares issued to all Holders at the Closing. For the avoidance of doubt, in no event will the Company be obligated to issue, nor will it issue, any shares of Common Stock pursuant to any Diluting Issuance in excess of the applicable NYSE Maximum Number. The Company agrees to use its commercially reasonable efforts to obtain the approval of the Company’s shareholders at the Company’s 2016 Annual Meeting of Shareholders of the Company’s issuance to the Holders pursuant to this Section 3 of up to, in the aggregate, the aggregate number of Conversion Shares issued to the Holders pursuant to the Automatic Conversion (as set forth on Schedule 1 to the Automatic Conversion Election), and such commercially reasonable efforts will include (I) a recommendation by the Company’s board of directors that the Company’s shareholders approve such proposal and (II) the Company’s retention of a third-party proxy solicitation firm, on commercially reasonable and market terms, to assist the Company in obtaining approval of the Company’s shareholders of such proposal, the related costs and expenses for which shall be borne by the Company. If the Company’s shareholders fail to approve such proposal at the 2016 Annual Meeting of Shareholders, then, in such event, in lieu of issuing any shares of Common Stock that would have been required to be issued to a Holder pursuant to the operation of this Section 3 but for the limitations imposed by the NYSE Maximum Number (the “Excess Shares”), the Company will, to the extent legally permitted, pay to such Holder (1) for the first Diluting Issuance (other than any Diluting Issuance for which treatment as such is waived by the Requisite Holders) a cash amount per Excess Share equal to the difference between the Conversion Price and the Effective Price for such Diluting Issuance and (2) for each subsequent Diluting Issuance (other than any Diluting Issuance for which treatment as such is waived by the Requisite Holders), a cash amount per Excess Share equal to the difference between the Conversion Price and the Effective Price for such Diluting Issuance, less any cash payment per share previously made to such Holder pursuant to this Section 3 (for clarity, in the event the subtraction of any such previously made per share cash payment would result in a negative number, then no cash payment will be due by the Company in connection with such Diluting Issuance).

3.

(b)          For purposes of this Section 3, the following definitions shall apply:

(i)          “Conversion Price” means $4.05, subject to proportionate adjustment for any stock splits or combinations, dividends, distributions, reclassifications, exchanges, substitutions or similar events that are effectuated after the Closing Date.

(ii)         “Effective Price” means the lowest price per share paid by investors purchasing shares of Common Stock or Preferred Stock of the Company in the Equity Financing in which the Diluting Issuance occurs.

(iii)        “Equity Financing” means a bona fide equity financing transaction for the principal purpose of raising capital in which investors purchase shares of Common Stock or Preferred Stock of the Company. For clarity, the issuance of Common Stock and/or Preferred Stock in connection with any of the following transactions or arrangements will not constitute an Equity Financing: (1) a merger, consolidation, acquisition, strategic alliance or similar business combination involving the Company; (2) any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution; (3) strategic transactions (e.g., joint ventures, manufacturing, marketing, distribution, technology transfer or development arrangements) involving the Company and any other entity approved by the Company’s Board of Directors; or (4) equity incentive arrangements with employees or directors of or consultants to the Company.

(iv)        “NYSE Limited Shares” means any shares of Common Stock (or securities convertible into Common Stock) sold by the Company or its officers, directors or principal shareholders in a transaction that is not a public offering (under the rules of the NYSE MKT or NYSE MKT staff interpretations thereof) at a price less than the greater of the Company’s book value per share or the market value per share (i.e., the most recently reported closing price of the Common Stock reported on the NYSE MKT, or other exchange on which the Common Stock is then listed, prior to entering into the definitive agreement to issue such securities).

4.

(v)         “NYSE Maximum Number” means with respect to any Diluting Issuance (i) the maximum number of shares of Common Stock issuable to the Holders pursuant to this Section 3 in connection with such Diluting Issuance without exceeding 19.99% of the outstanding shares of Common Stock as of immediately prior to such Diluting Issuance, reduced by any other NYSE Limited Shares issued or potentially issuable in connection with such Diluting Issuance or (ii) such greater number of shares as may be approved for issuance by the requisite shareholders of the Company, in accordance with applicable NYSE MKT rules and regulations, pursuant to the provisions of this Section 3 without further shareholder approval less the number of shares of Common Stock issued from time to time to the Holders pursuant to this Section 3.

(vi)        “Price Protection Expiration Date” means the earlier of (a) the date on which the Company has raised at least $10,000,000 in gross proceeds from the sale of its Common Stock and/or Preferred Stock in a bona fide financing or financings conducted after the Closing Date and (b) June 30, 2018.

(vii)       “Price Protection Share Number” for each Holder is equal to the number of Conversion Shares issued to such Holder pursuant to the Automatic Conversion (as set forth opposite such Holder’s name on Schedule 1 of the Automatic Conversion Election). The Price Protection Share Number will be subject to proportionate adjustment for any stock splits or combinations, dividends, distributions, reclassifications, exchanges, substitutions or similar events that are effectuated after the Closing Date.

4.          Legends.

(a)          All book entry credits or certificates representing the Shares shall have endorsed thereon legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)          Any Holder who is not an affiliate of the Company may request that the Company remove, and the Company agrees to authorize the removal of, any legend from the Shares held by Holder (i) following any sale of such Shares pursuant to Rule 144 under the Act (“Rule 144”), or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 4(b), the Company will, no later than three business days following the delivery by a Holder to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Holder a certificate or book entry credit representing such securities that is free from all restrictive and other legends.

5.

5.          Representations and Warranties of Holders.

Each Holder, severally and not jointly, hereby represents and warrants to the Company on the date hereof, at the Closing and at each Additional Closing as follows:

(a)          Requisite Power and Authority. Such Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Holder has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Holder enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)          Investment Representations. Such Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act. Such Holder is acquiring the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons or entities regarding the sale or distribution of such Shares except as would not result in a violation of the Act. Such Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except pursuant to and in accordance with the Act.

(c)          Information. Such Holder has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the acquisition of the Shares, that have been requested by such Holder, including, without limitation, all reports, schedules, forms, statements and other documents filed by it with the Securities and Exchange Commission (“SEC”), including all exhibits thereto, financial statements and schedules therein and other information incorporated therein, as applicable (the “SEC Filings”). Such Holder has had the opportunity to review the SEC Filings and has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Holder or its representatives or counsel shall modify, amend or affect such Holder’s right to rely on the truth, accuracy and completeness of the SEC Filings. Such Holder acknowledges that the Company makes no representation to such Holder in connection with any of the transactions contemplated by this Agreement other than as specifically stated in this Agreement.

6.

(d)          Acknowledgement of Risk.

(i)          Such Holder acknowledges and understands that the acquisition of the Shares involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial additional funding; (ii) an acquisition of the Company’s shares is speculative, and only Holders who can afford the loss of their entire value of their consideration should consider acquiring such Shares; (iii) such Holder may not be able to liquidate the Shares; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, such Holder could sustain the loss of the entire value of its consideration; and (vi) the Company does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Filings.

(ii)         Such Holder is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the acquiring the Shares.

(iii)        Such Holder has, in connection with such Holder’s decision to acquire the Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the information disclosed in the SEC Filings, and such Holder has, with respect to all matters relating to this Agreement and the acquisition of the Shares, relied solely upon the advice of such Holder’s own counsel and has not relied upon or consulted any counsel to the Company.

(iv)        Such Holder specifically understands and acknowledges that, on the date of this Agreement, the Closing Date and the date of any Additional Closing, the Company may have in its possession non-public information that could be material to the market price of the Common Stock that it has not disclosed to such Holder. Such Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Common Stock, and hereby waives all present or future claims arising out of or relating to the Company’s failure to disclose such non-public information to such Holder. Such Holder also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of such Holder’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement.

(e)          Government Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an acquisition thereof.

(f)          Transfer or Resale.

(i)          Such Holder understands that the Shares have not been and are not being registered under the Act or any applicable state securities laws and, consequently, such Holder may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Act; (ii) such Holder has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144, or any successor rule.

7.

(ii)         Such Holder understands that any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person or entity through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder.

(iii)        Such Holder acknowledges that neither the Company nor any other person or entity is under any obligation to register the resale of the Shares under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)          Residency. Unless such Holder has otherwise notified the Company in writing, such Holder is a resident of the jurisdiction set forth immediately below such Holder’s name on Exhibit A hereto.

(h)          Broker’s Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Holder for any commission, fee or other compensation pursuant to any transaction contemplated by this Agreement entered into by or on behalf of such Holder.

(i)          Insider Information. Such Holder hereby acknowledges and agrees that (i) such Holder has been advised by the Company that it may have in its possession information that may be material (as such term is used in Sections 11 and 12 of the Act, and in Rule 10b-5 of the Securities Exchange Act of 1934, as amended), non-public information relating to the Company and the Common Stock as of the date of this Agreement and may continue to have in its possession such information prior to the filing of the Form 8-K (as defined below) (such material non-public information, if any, being referred to as the “Material Non-Public Information”); (ii) prior to the filing of the Form 8-K, while such Holder is in possession of Material Non-Public Information, such Holder is prohibited from purchasing or selling, directly or indirectly, any securities of the Company (including entering into hedge transactions involving such securities), or from communicating such Material Non-Public Information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell any securities of the Company; (iii) such Holder has not used and will not use nor permit any third party to use, and has used and will use its reasonable best efforts to assure that no representative, agent or affiliate of such Holder has used or will use or permit any third party to use, any of the Material Non-Public Information of the Company provided in connection with the transactions contemplated by this Agreement in contravention of U.S. securities laws; (iv) such Holder has used and will use such Material Non-Public Information only in connection with Holder’s evaluation of the transactions contemplated by this Agreement and not for any other purpose or in any manner that would constitute a violation of any laws or regulations; (v) all such Material Non-Public Information has been and will continue to be held in confidence by such Holder and its officers, directors, partners, employees, agents and financial and legal advisors and has not been and shall not be disclosed to any other person without the Company’s prior written consent or except as may be required by law, regulation or legal process, until such Material Non-Public Information becomes publicly available upon the filing of the Form 8-K; and (vi) such Holder will be liable and responsible for any breach of this Section 5(i) by such Holder or any of its officers, directors, partners, employees, agents and financial and legal advisors and for any other action or conduct on the part of such representatives that is inconsistent with any provision of this Section 5(i).

8.

6.          Covenants, Representations and Warranties of the Company.

(a)          Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the issuance of the Shares contemplated hereby.

(b)          Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. Subject to the terms and conditions of this Agreement, the issuance of the Shares at the Closing and any Additional Closing will not violate, conflict with or result in a breach of or default under (i) the Articles of Incorporation or the Company’s bylaws, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

(c)          Valid Issuance of the Common Stock. The Shares to be issued to the Holders at the Closing and any Additional Closing (a) are duly authorized and, upon their issuance at the Closing or such Additional Closing, will be validly issued, fully paid and non-assessable, (b) will not, at the Closing or Additional Closing at which such Shares are issued, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of each Holder’s representations and warranties hereunder, will be issued in a private placement transaction exempt from the registration requirements of the Act pursuant to Section 4(a)(2) of the Act.

(d)          Listing. Upon issuance the Shares issued hereunder shall be listed on each national securities exchange upon which the Common Stock is then listed.

(e)          Disclosure. The Company shall file a Current Report on Form 8-K (the “Form 8-K”) with the SEC within four business days following the date of this Agreement describing the terms of the transactions contemplated hereby.

7.          Miscellaneous.

(a)          Fees and Expenses. The Company and each Holder is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

9.

(b)          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, and if sent at a time other than the normal business hours of the recipient, on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	AmpliPhi Biosciences Corporation
3579 Valley Centre Drive
San Diego, CA 92130
Attn: Chief Financial Officer

If to a Holder:	To the address set forth immediately below such Holder’s name on Exhibit A hereto.

Each party shall provide 10 days’ advance written notice to the other parties of any change in its address.

(c)          Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders and no Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. This Agreement will terminate upon the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction.

(d)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

(e)          Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(f)          No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.

(g)          Entire Agreement; Amendment. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. Except as otherwise specified herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 7(g) shall be binding upon such party, including with respect to any Shares acquired under this Agreement at the time outstanding and held by such party and each future holder of all such Shares.

(h)          Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

(i)          Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

(j)          Counterparts. This Agreement may be executed in counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature Pages Follow]

11.

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Company:

AmpliPhi Biosciences Corporation

By:	/s/ Michael Scott Salka

Name:	Michael Scott Salka

Title:	Chief Executive Officer

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Pendinas Limited

By:	/s/ Gwynn R. Williams

Name:	Gwynn R. Wiliiams

Title:	Chairman

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Trustee limitation of liability

The parties acknowledge and agree that:

(a)	the Trustee enters into this document in the capacity as trustee of the Trust and in no other capacity;
(b)	except in the case of any liability of the Trustee under or in respect of this document resulting from the Trustee's fraud, negligence or wilful default, the recourse for any person to the Trustee in respect of any obligations and liabilities of the Trustee under or in respect of this document is limited to the extent to which the Trustee is entitled to be and is in fact indemnified from the Assets of the Trust. This limitation of the Trustee’s liability applies despite any other provisions of this document and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, past and future conduct, omission, agreement or transaction related to this document; and
(c)	if any party (other than the Trustee) does not recover the full amount of any money owing to it arising from non-performance by the Trustee of any of its obligations, or non-payment by the Trustee of any of its liabilities, under or in respect of this document by enforcing the rights referred to in clause 1.1(b) above that party may not (except in the case of fraud, negligence or wilful default by the Trustee) seek to recover the shortfall by:
(i)	bringing proceedings against the Trustee in its personal capacity;
(ii)	seeking to appoint a liquidator, an administrator, a receiver or any similar person to the Trustee (except in relation to the Assets of the Trust); or
(iii)	applying to have the Trustee wound up.

Holder:

One Funds Management Limited ATF Asia Pacific Healthcare Fund II

By:	/s/ Frank John Tearle

Name:	Frank John Tearle

Title:	Director

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

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Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03

By:	/s/ David S. Nagelberg

Name:	David S. Nagelberg

Title:	Trustee

Delivery Instructions

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Address:

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Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Delphi Derivatives

By:	/s/ Mark William

Name:	Mark William

Title:	Managing Director

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Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Penelope Langran

Signed :	/s/ Penelope Langran

Delivery Instructions

Please issue the Shares in the following name and to the following address:

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Address:

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Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Isabelle Harper

Signed:	/s/ Isabelle Harper

Delivery Instructions

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Common Stock Certificate	☐

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Dated:

Exhibit A

Name And Address	Shares
Pendinas Limited	584,556

One Funds Management Limited Atf Asia Pacific Healthcare Fund II	171,298

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03	60,960

Delphi Derivatives	25,440

Penelope Langran	6,424

Isabelle Harper	4,787

Total:	853,465

Exhibit B

[Attached]

AUTOMATIC CONVERSION ELECTION

Election to Effectuate Automatic Conversion of All Shares of Series B Convertible Preferred Stock of AmpliPhi Biosciences Corporation

To: AmpliPhi Biosciences Corporation

The undersigned holders (each a “Holder” and collectively, the “Holders”) of Series B Convertible Preferred Stock (“Series B Preferred”) of AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), constituting at least two-thirds of the currently outstanding shares of Series B Preferred, hereby irrevocably elect to have all outstanding shares of Series B Preferred automatically converted into fully paid and non-assessable shares of Common Stock of the Company (“Common Stock”) in accordance with Section 4.4.4(b)(ii) of the Company’s Amended and Restated Articles of Incorporation, as amended from time to time and in effect as of the date hereof (the “Articles of Incorporation”), effective immediately (the “Automatic Conversion”). With respect to each undersigned Holder, the shares of Common Stock issuable to such Holder pursuant to the Automatic Conversion (the “Conversion Shares”) shall be issued in accordance with the instructions set forth on such Holder’s signature page hereto.

This Automatic Conversion Election will be effective upon the Company’s receipt of signature pages hereto signed by the Holders of at least two-thirds of the outstanding shares of Series B Preferred as of immediately prior to the effectiveness of this Automatic Conversion Election. Each Holder acknowledges that all outstanding shares of Series B Preferred shall be converted automatically and immediately pursuant to the Automatic Conversion upon the effectiveness of this Automatic Conversion Election, without any further action by the Holders or any other holders of Series B Preferred and whether or not the certificates representing (or formerly representing) shares of Series B Preferred are surrendered to the Company or its transfer agent. Each Holder also acknowledges that all shares of Series B Preferred converted pursuant to the Automatic Conversion will no longer be deemed to be outstanding and all rights with respect to such shares of Series B Preferred will immediately cease and terminate other than the right of such Holder to receive (i) the number of Conversion Shares set forth opposite such Holder’s name on Schedule 1 hereto and (ii) to the extent permitted by law, an accompanying cash payment in an amount equal to all dividends accrued and unpaid on such Holder’s shares of Series B Preferred converted pursuant to the Automatic Conversion.

Each Holder agrees to surrender the certificate or certificates representing the shares of Series B Preferred held by such Holder as of immediately prior to the Automatic Conversion, duly endorsed, to the office of the Company or its transfer agent (or, if such Holder notifies the Company that such certificate or certificates have been lost, stolen or destroyed, such Holder agrees to execute an agreement to indemnify the Company from any loss incurred by it in connection with any such certificate).

This Automatic Conversion Election may be executed in counterparts, all of which will be considered one and the same instrument. Executed signature pages to this Automatic Conversion Election delivered to the Company by facsimile, .PDF or other format constituting a reliable reproduction thereof will be as effective as the delivery of the corresponding original executed signature pages.

[Signature Pages Follow]

2

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Pendinas Limited

By:	/s/ Gwynn R. Williams

Name:	Gwynn R. Wiliiams

Title:	Chairman

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Address:

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Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

One Funds Management Limited ATF Asia Pacific Healthcare Fund II

By:	/s/ Frank John Tearle

Name:	Frank John Tearle

Title:	Director

Delivery Instructions

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Name:

Address:

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Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03

By:	/s/ David S. Nagelberg

Name:	David S. Nagelberg

Title:	Trustee

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

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Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Delphi Derivatives

By:	/s/ Mark William

Name:	Mark William

Title:	Managing Director

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Penelope Langran

Signed:	/s/ Penelope Langran

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Isabelle Harper

Signed:	/s/ Isabelle Harper

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

SCHEDULE 1

TO

AUTOMATIC CONVERSION ELECTION

Name of Holder	Number of shares of Series B Preferred Held	Number of Conversion Shares
Pendinas Limited	3,551,529	710,305

One Funds Management Limited ATF Asia Pacific Healthcare Fund II	1,040,753	208,150

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03	370,321	74,064

Delphi Derivatives	154,564	30,912

Penelope Langran	39,026	7,805

Isabelle Harper	29,086	5,817